Exhibit 99.1

Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton 415-254-7168, Bradford.Walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Jennifer Livingston 720-693-4743, jennifer.livingston@ball.com

Ball Reports Strong Third Quarter 2026 Results

● ● ● ● ● ● ● ● ●

Highlights

●Third quarter U.S. GAAP total diluted loss per share of 36 cents vs. earnings per share of $1.18 in 2025
●Third quarter comparable diluted earnings per share of $1.10 vs. $1.03 in 2025, an increase of 6.8%
●Third quarter comparable operating earnings of $451 million vs. $440 million in 2025, an increase of 2.5%
●Global aluminum packaging shipments increased 4.7% in the third quarter
●Returned $431 million to shareholders via share repurchases and dividends in the first nine months of 2026; on track to return at least $800 million through share buybacks and dividends to shareholders by year-end
●Investing in a new beverage can manufacturing facility in Baruth, Germany, to support long-term customer growth in EMEA and further strengthen Ball’s regional manufacturing network
●Announced a new beverage can manufacturing facility in India to support long-term customer growth and further strengthen Ball’s manufacturing network in the region
●In 2026, expect comparable diluted earnings per share growth of 10-plus percent and free cash flow in the range of $900 million
●Focused on advancing sustainable aluminum packaging while driving 10-plus percent comparable diluted EPS growth, increasing EVA, generating strong free cash flow, and sustaining long-term value creation in 2026 and beyond

WESTMINSTER, Colo., November 3, 2026 – Ball Corporation (NYSE: BALL) today reported third quarter 2026 results.

U.S. GAAP Financial Performance

On a U.S. GAAP basis, the company reported third quarter 2026 net loss attributable to the corporation of $94 million or total diluted loss per share of 36 cents, on sales of $4.19 billion, compared to $321 million net earnings attributable to the corporation, or total diluted earnings per share of $1.18, on sales of $3.38 billion in 2025.

Non-GAAP Financial Performance

Ball’s third quarter 2026 comparable net earnings were $293 million, or $1.10 per diluted share compared to $280 million, or $1.03 per diluted share in 2025.

“Ball delivered another quarter of strong results, reflecting the power of our customer-focused strategy, disciplined execution and the ownership mindset embedded throughout our organization. In an operating environment that remains dynamic, our teams continued to execute at a high level, driving global volume and operating earnings growth. These results demonstrate the strength of the Ball Business System and our relentless focus on continuous improvement as we work to better serve customers and create long-term value for shareholders,” said Ron Lewis, chief executive officer.

Results for the third quarter and first nine months of 2026 and 2025 reflect the segment reporting structure and profitability measure updates adopted in the first quarter of 2026.

Details of reportable segment comparable operating earnings, business consolidation and other activities, business segment descriptions and other non-comparable items can be found in the notes to the unaudited condensed consolidated financial statements that accompany this news release. References to volume data represent units shipped.

Beverage Packaging, North and Central America

Beverage packaging, North and Central America, segment comparable operating earnings for third quarter 2026 were $210 million on sales of $2.06 billion compared to $215 million on sales of $1.64 billion during the same period in 2025. Third quarter sales reflect higher volume and favorable price/mix, primarily attributable to higher aluminum prices.

Third quarter segment comparable operating earnings decreased year-over-year due to higher costs, primarily due to higher operating costs and plant start-up costs, partially offset by favorable price/mix, including the timing of metal pass through to our customers, and higher volume. Year-over-year third quarter segment volume increased low-single digit percent.

Beverage Packaging, EMEA

Beverage packaging, EMEA, segment comparable operating earnings for third quarter 2026 were $170 million on sales of $1.33 billion compared to $164 million on sales of $1.13 billion during the same period in 2025. Third quarter sales reflect higher year-over-year shipments and favorable price/mix.

Third quarter comparable operating earnings reflect higher volume and favorable price/mix, partially offset by higher costs. Year-over-year third quarter segment volume increased mid-single digit percent.

Results for the Beverage Packaging, EMEA segment include the acquired Benepack business and reflect the first quarter 2026 realignment of the company’s facilities in India and Myanmar, as well as the former Saudi Arabian business, within the segment.

Beverage Packaging, South America

Beverage packaging, South America, segment comparable operating earnings for third quarter 2026 were $92 million on sales of $653 million compared to $77 million on sales of $508 million during the same period in 2025. Third quarter sales reflect higher volume and favorable price/mix, primarily attributable to higher aluminum prices.

Third quarter segment comparable operating earnings were higher year-over-year driven by higher volumes and favorable price/mix, partially offset by higher costs. Third quarter segment volume increased by a low-double digit percentage year-over-year.

Non-reportable

Non-reportable is comprised of undistributed corporate expenses and the results of the company’s global personal & home care business.

On March 21, 2025, Ball closed on a transaction for the aluminum cups business, which resulted in Ball deconsolidating the business. The financial results of the aluminum cups business are presented in other non-reportable through the date of the transaction.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business are presented in the beverage packaging, EMEA, segment through the date of the transaction.

Third quarter results reflect higher year-over-year undistributed corporate expenses.

Outlook

“Our third quarter results reflect disciplined execution across the business, supported by global volume growth, operational performance and the stability provided by our contractual passthrough mechanisms. We remain on track to deliver our long-term objective of 4 to 6 percent operating earnings growth while continuing to generate strong cash flow and grow EVA across the business. Our balanced approach to capital allocation enables us to return significant cash to shareholders through share repurchases and dividends while investing in attractive EVA-accretive growth opportunities. Supported by a strong financial position and disciplined financial framework, we remain focused on improving returns, strengthening earnings power and delivering attractive long-term shareholder returns,” said Dan Rabbitt, senior vice president and chief financial officer.

“Our strategy remains centered on building long-term value through strong customer partnerships, an engaged and empowered workforce, and disciplined operational and capital deployment decisions. The Ball Business System continues to strengthen our culture of ownership and accountability, while EVA remains the financial framework that guides how we invest, improve and grow the business. We see significant opportunities ahead to deploy capital into EVA-accretive growth projects, including investments that support our customers and strengthen our global manufacturing network. While the external environment remains volatile, we are confident in our ability to build on our momentum, invest behind attractive EVA-accretive opportunities and deliver sustainable growth for years to come,” Lewis said.

About Ball Corporation

Ball Corporation (NYSE: BALL) is the global leader in sustainable aluminum packaging solutions, serving a robust portfolio of customers in the beverage, personal care and household products industries. With 16,000 employees in more than 65 manufacturing plants and facilities worldwide, Ball reported 2025 net sales of $13.16 billion. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Conference Call Details

Ball Corporation (NYSE: BALL) will announce its third quarter 2026 earnings on Tuesday, November 3, 2026 before trading begins on the New York Stock Exchange. At 6:30 a.m. Mountain Time on that day (8:30 a.m. Eastern Time), Ball will hold its regular quarterly conference call on the company’s results and performance:

Ball Corporation Third Quarter 2026 Earnings Call

For those unable to listen to the live call, a webcast replay and written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news & presentations.”

Forward-Looking Statement

This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” “will,” “believe,” “continue,” “goal” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. For example, the forward-looking statements in this news release include statements relating to our plans, strategies, objectives, commitments and guidance. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Additional factors include among others: supply and demand constraints, fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; power and supply chain interruptions; customer and supplier consolidation; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass-through increased costs; footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines; war, political instability, sanctions, and other uncertainties surrounding geopolitical events and governmental policies; changes in foreign exchange or tax rates; tariffs, trade actions, or other governmental actions; regulatory actions or issues including those related to tax, environmental regulation, social and governance reporting, competition, health and workplace safety, including governmental actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; changes in climate and extreme weather events; changes in senior management, succession, and the ability to attract and retain skilled labor; strikes; disease; pandemic; labor cost changes; the ability to manage cyber threats; litigation; inflation; changes in the rates of return on assets of Ball’s defined benefit retirement plans; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

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Ball Corporation

Condensed Financial Statements (Third Quarter 2026)

Unaudited Condensed Consolidated Statements of Earnings (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except per share amounts)	2026	2025	2026	2025

Net sales	$4,188	$3,379	$11,788	$9,814

Cost of sales (excluding depreciation and amortization)	(3,479)	(2,701)	(9,736)	(7,884)
Depreciation and amortization	(163)	(158)	(487)	(463)
Selling, general and administrative	(141)	(130)	(454)	(416)
Business consolidation and other activities	(482)	78	(515)	53
Interest income	7	8	27	20
Interest expense	(75)	(85)	(232)	(236)

Earnings (loss) before taxes	(145)	391	391	888
Tax (provision) benefit	43	(76)	(84)	(190)
Equity in results of affiliates, net of tax	8	7	27	20
Earnings (loss) from continuing operations	(94)	322	334	718
Discontinued operations, net of tax	—	(1)	—	(3)

Net earnings (loss)	(94)	321	334	715

Net earnings attributable to noncontrolling interests, net of tax	—	—	2	3

Net earnings (loss) attributable to Ball Corporation	$(94)	$321	$332	$712

Earnings (loss) per share:
Basic - continuing operations	$(0.36)	$1.18	$1.25	$2.58
Basic - discontinued operations	—	—	—	(0.01)
Total basic earnings (loss) per share	$(0.36)	$1.18	$1.25	$2.57

Diluted - continuing operations	$(0.36)	$1.18	$1.25	$2.57
Diluted - discontinued operations	—	—	—	(0.01)
Total diluted earnings (loss) per share	$(0.36)	$1.18	$1.25	$2.56

Weighted average shares outstanding (000s):
Basic	263,819	271,086	265,118	276,782
Diluted	263,819	272,891	266,599	278,537

Ball Corporation

Condensed Financial Statements (Third Quarter 2026)

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
($ in millions)	2026	2025

Cash Flows from Operating Activities:
Net earnings	$334	$715
Depreciation and amortization	487	463
Business consolidation and other activities	515	(53)
Deferred tax provision (benefit)	(93)	24
Loss on Aerospace disposal	—	4
Pension contributions	(25)	(36)
Other, net	30	(157)
Changes in working capital components, net of acquisitions and dispositions	(1,228)	(909)
Cash provided by (used in) operating activities	20	51
Cash Flows from Investing Activities:
Capital expenditures	(459)	(304)
Business acquisitions, net of cash acquired	(76)	(159)
Business dispositions, net of cash sold	—	26
Derivative settlements	8	(89)
Other, net	(47)	(48)
Cash provided by (used in) investing activities	(574)	(574)
Cash Flows from Financing Activities:
Changes in borrowings, net	152	1,426
Acquisitions of treasury stock	(272)	(1,106)
Dividends	(159)	(166)
Other, net	24	(14)
Cash provided by (used in) financing activities	(255)	140
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	9	31
Change in cash, cash equivalents and restricted cash	(800)	(352)
Cash, cash equivalents and restricted cash - beginning of period	1,221	931
Cash, cash equivalents and restricted cash - end of period	$421	$579

Ball Corporation

Condensed Financial Statements (Third Quarter 2026)

Unaudited Condensed Consolidated Balance Sheets

	September 30,
($ in millions)	2026	2025

Assets
Current assets
Cash and cash equivalents	$410	$568
Receivables, net	3,509	2,696
Inventories, net	2,645	1,856
Other current assets	290	207
Current assets held for sale	16	20
Total current assets	6,870	5,347
Property, plant and equipment, net	6,786	6,573
Goodwill	4,380	4,377
Intangible assets, net	869	1,014
Other assets	1,348	1,410

Total assets	$20,253	$18,721

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$895	$344
Payables and other accrued liabilities	5,688	4,495
Total current liabilities	6,583	4,839
Long-term debt	6,389	6,864
Other long-term liabilities	1,541	1,566
Equity	5,740	5,452

Total liabilities and equity	$20,253	$18,721

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

1. U.S. GAAP Measures

Business Segment Information

Ball’s operations are organized and reviewed by management along its product lines and geographical areas and presented in the three reportable segments outlined below. During the first quarter of 2026, the company implemented changes to its segment reporting structure to align with segment leadership and how the business is managed by the chief operating decision maker (CODM). As a result, the company’s plants in the former beverage packaging, other non-reportable segment have been included in the beverage packaging, EMEA segment. In addition, the company made changes to its measure of profitability, comparable operating earnings, which better aligns to how the CODM assesses segment performance and resource allocation. See section 2. Non-U.S. GAAP Measures for further details. The company’s segment results and disclosures for the three and nine months ended September 30, 2025, have been retrospectively recast to conform to current year presentation.

Beverage packaging, North and Central America: Consists of operations in the U.S., Canada and Mexico that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, Europe, Middle East and Africa (EMEA): Consists of operations in numerous countries throughout Europe, as well as Egypt, Turkey, India and Myanmar, that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, South America: Consists of operations in Brazil, Argentina, Paraguay and Chile that manufacture and sell aluminum beverage containers throughout most of South America.

Other consists of a non-reportable operating segment that manufactures and sells extruded aluminum aerosol containers and recloseable aluminum bottles across multiple consumer categories as well as aluminum slugs (personal & home care or PHC) throughout North America, South America and Europe; undistributed corporate expenses; and intercompany eliminations and other business activities.

In January 2026, the company acquired an 80 percent capital share of Benepack’s European beverage can manufacturing business from ORG Technology Co. Ltd. (ORG). ORG will retain a 20 percent ownership interest in the business. The business includes two manufacturing facilities, one in Belgium and one in Hungary, and is included in Ball’s beverage packaging, EMEA, segment. The investment further optimizes the company’s European manufacturing network as the facilities are well positioned to serve the growing demand of customers for sustainable packaging in the region.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business, which were a part of the beverage packaging, other, non-reportable operating segment, are presented in beverage packaging, EMEA in the tables below through the date of the transaction.

On March 21, 2025, Ball and Ayna.AI LLC (Ayna) executed a Unit Purchase Agreement to form a strategic partnership in which Ball owns a 49 percent interest, which resulted in Ball deconsolidating the aluminum cups business. The financial results of the business are presented in Other in the table below through the date of the transaction.

The company also has investments in operations in Guatemala, Panama, the U.S., Vietnam and Saudi Arabia that are accounted for under the equity method of accounting and, accordingly, those results are not included in segment sales or comparable operating earnings.

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2026	2025	2026	2025

Net sales
Beverage packaging, North and Central America	$2,060	$1,638	$5,842	$4,714
Beverage packaging, EMEA	1,331	1,125	3,684	3,206
Beverage packaging, South America	653	508	1,829	1,529
Reportable segment net sales	4,044	3,271	11,355	9,449
Other	144	108	433	365
Net sales	$4,188	$3,379	$11,788	$9,814

Comparable segment operating earnings
Beverage packaging, North and Central America	$210	$215	$622	$627
Beverage packaging, EMEA	170	164	466	427
Beverage packaging, South America	92	77	241	194
Reportable segment comparable operating earnings	472	456	1,329	1,248
Other (a)	(21)	(16)	(58)	(54)
Comparable operating earnings	$451	$440	$1,271	$1,194

Reconciling items, net (b)	$(596)	$(49)	$(880)	$(306)

Earnings (loss) before taxes	$(145)	$391	$391	$888

(a)	Includes undistributed corporate expenses, net, of $38 million and $29 million for the three months ended September 30, 2026 and 2025, respectively, and $121 million and $102 million for the nine months ended September 30, 2026 and 2025, respectively.
(b)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of section 2. Non-U.S. GAAP Measures.

2. Non-U.S. GAAP Measures

Non-U.S. GAAP Measures – Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in the company’s earnings releases and quarterly and annual regulatory filings. Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort due to the high variability, complexity and low visibility with respect to certain special items, including restructuring charges, business consolidation and other activities, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings and other non-comparable items. These items are uncertain, depend on various factors and could be material to our results computed in accordance with U.S. GAAP.

During the first quarter of 2026, the company amended its definitions of Comparable Operating Earnings and Comparable Earnings Before Interest, Taxes, Depreciation and Amortization. As a result, Comparable Operating Earnings excludes interest income, total amortization expense, factoring fee expense, foreign exchange gain (loss), stock-based compensation expense, unrealized gain (loss) from equity-linked notes and other items included in the reconciling table below. The company also amended its definition of Comparable Net Earnings to exclude total amortization expense. The prior year amounts associated with these definitions have been recast to conform with the current year’s definition and presentation.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (Comparable EBITDA) - Comparable EBITDA is Comparable Operating Earnings before depreciation and amortization.

Comparable Operating Earnings - Comparable Operating Earnings is earnings before, business consolidation, factoring fee expense, foreign exchange gain (loss), intangible amortization, interest expense, interest income, stock-based compensation, taxes, unrealized gain (loss) on equity-linked notes and other items.

Comparable Net Earnings - Comparable Net Earnings is net earnings attributable to Ball Corporation before business consolidation, amortization and other non-comparable items after tax.

Comparable Diluted Earnings Per Share - Comparable Diluted Earnings Per Share is Comparable Net Earnings divided by diluted

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

weighted average shares outstanding.

Net Debt - Net Debt is total debt less cash and cash equivalents, which are derived directly from the company’s financial statements.

Free Cash Flow - Free Cash Flow is typically derived directly from the company’s cash flow statements and is defined as cash flows from operating activities less capital expenditures; and, it may be adjusted for additional items that affect comparability between periods. Free Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Adjusted Free Cash Flow - Adjusted Free Cash Flow is defined as Free Cash Flow adjusted for payments made for income tax liabilities related to the Aerospace disposition and other material dispositions. Adjusted Free Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.

We use Comparable EBITDA, Comparable Operating Earnings, Comparable Net Earnings and Comparable Diluted Earnings Per Share internally to evaluate the company’s operating performance. Ball management uses Interest Coverage (Comparable EBITDA to interest expense) and Leverage (Net Debt to Comparable EBITDA) as metrics to monitor the credit quality of Ball Corporation. Management internally uses free cash flow measures to: (1) evaluate the company’s liquidity, (2) evaluate strategic investments, (3) plan stock buyback and dividend levels and (4) evaluate the company’s ability to incur and service debt. Note that when non-U.S. GAAP measures exclude amortization of intangibles, the measures include the revenue of the acquired entities and all other expenses unless otherwise stated and the acquired assets contribute to revenue generation.

Please see the company’s website for further details of the company’s non-U.S. GAAP financial measures, including prior year quarterly and annual amounts that have been recast to conform with current definitions above, at www.ball.com/investors under the “Financial Results” tab.

A summary of the effects of non-comparable items on after tax earnings (loss) is as follows:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
($ in millions, except per share amounts)	2026		2025	2026	2025

Net earnings (loss) attributable to Ball Corporation	$(94)		$321	$332	$712
Business consolidation and other activities (1)	482		(78)	515	(53)
Intangible amortization	37		37	112	111
Unrealized (gain) loss on equity-linked notes (2)	(3)		3	24	3
Non-comparable tax items	(129)		(4)	(163)	(26)
Loss on Aerospace disposal	—		1	—	4
Comparable Net Earnings	$293		$280	$820	$751
Comparable Diluted Earnings Per Share	$1.10	(a)	$1.03	$3.08	$2.70

(a)

The company reported a U.S. GAAP loss from continuing operations and a net loss attributable to the company in the three months ended September 30, 2026, and, as a result, all potentially issuable securities were excluded in the total diluted earnings (loss) per share calculation as their effect would have been anti-dilutive. Had these securities been included, approximately 265 million weighted average shares would have been used in calculating total diluted earnings (loss) per share for the three months ended September 30, 2026. Comparable net earnings for the three months ended September 30, 2026, was positive; therefore, approximately 265 million weighted average shares were used to calculate comparable diluted earnings per share.

(1)	The charges for the three months and nine months ended September 30, 2026, were primarily composed of a $475 million noncash settlement charge recognized upon completion of a pension buy-out transaction for the company’s U.K. defined benefit pension plan and costs for previously announced facility closures. The charges for the three months ended September 30, 2026 were partially offset by the reversal of previously accrued tariff contingencies resolved by a favorable final ruling from the U.S. Department of Commerce.

The income for the three and nine months ended September 30, 2025, was primarily composed of the $86 million gain on the sale of the Saudi Arabian business. The income for the nine months ended was partially offset by costs for previously announced facility closures.

(2)	Ball held $76 million and $45 million of investments linked to the common stock of ORG Technology Co. Ltd. (ORG), as of September 30, 2026 and 2025, respectively. Unrealized gains and losses resulting from changes in fair value of the investment are removed from Comparable Net Earnings to provide a clearer view of Ball’s ongoing operations.

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

A summary of the effects of reconciling items on earnings (loss) before taxes is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions)	2026	2025	2026	2025

Net earnings (loss) attributable to Ball Corporation	$(94)	$321	$332	$712
Net earnings attributable to noncontrolling interests, net of tax	—	—	2	3
Discontinued operations, net of tax	—	1	—	3
Earnings (loss) from continuing operations	(94)	322	334	718
Equity in results of affiliates, net of tax	(8)	(7)	(27)	(20)
Tax provision (benefit)	(43)	76	84	190
Earnings (loss) before taxes	(145)	391	391	888
Reconciling items, net (a)	596	49	880	306
Comparable Operating Earnings	$451	$440	$1,271	$1,194

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of this section.

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Twelve	Less: Nine	Add: Nine
	Months Ended	Months Ended	Months Ended	Year Ended
	December 31,	September 30,	September 30,	September 30,
($ in millions, except ratios)	2025	2025	2026	2026

Net earnings attributable to Ball Corporation	$912	$712	$332	$532
Net earnings attributable to noncontrolling interests, net of tax	3	3	2	2
Discontinued operations, net of tax	—	3	—	(3)
Earnings from continuing operations	915	718	334	531
Equity in results of affiliates, net of tax	(27)	(20)	(27)	(34)
Tax provision (benefit)	240	190	84	134
Earnings before taxes	1,128	888	391	631
Reconciling items, net (a)	443	306	880	1,017
Comparable Operating Earnings	1,571	1,194	1,271	1,648
Depreciation and amortization	622	463	487	646
Intangible amortization	(149)	(111)	(112)	(150)
Comparable EBITDA	$2,044	$1,546	$1,646	$2,144

Interest expense	$(314)	$(236)	$(232)	$(310)

Total debt at period end				$7,284
Cash and cash equivalents				(410)
Net Debt				$6,874

Interest Coverage (Comparable EBITDA/Interest Expense)				6.92	x
Leverage (Net Debt/Comparable EBITDA)				3.21	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of this section.

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

A summary of reconciling items for the tables referenced above is as follows:

	Twelve Months Ended	Three Months Ended		Nine Months Ended
	December 31,	September 30,		September 30,
($ in millions)	2025	2026	2025	2026	2025

Business consolidation and other activities	(41)	482	(78)	515	(53)
Debt refinancing and other costs	19	—	—	—	—
Factoring fee expense	38	13	9	33	28
FX (gain) loss	(31)	(10)	(9)	(33)	(22)
Intangible amortization	149	37	37	112	111
Interest expense	314	75	85	232	236
Interest income	(30)	(7)	(8)	(27)	(20)
Stock-based compensation expense	26	7	5	20	23
Unrealized (gain) loss on equity-linked notes	(1)	(3)	3	24	3
Other, net	—	2	5	4	—
Reconciling items, net	$443	$596	$49	$880	$306

A summary of free cash flow and adjusted free cash flow is as follows:

Nine Months Ended
September 30,
($ in millions)	2026

Total cash provided by (used in) operating activities	$20
Less: Capital expenditures	(459)
Free Cash Flow	(439)
Add: Cash taxes paid for Aerospace disposition	(104)
Adjusted Free Cash Flow	$(543)

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

3. Non-U.S. GAAP Measures Recast for 2025 Full Year Results (unaudited)

Business Segment Information:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except ratios)	2025	2025	2025	2025	2025

Net sales
Beverage packaging, North and Central America	$1,463	$1,613	$1,638	$1,572	$6,286
Beverage packaging, EMEA	958	1,123	1,125	1,026	4,232
Beverage packaging, South America	544	477	508	633	2,162
Reportable segment net sales	2,965	3,213	3,271	3,231	12,680
Other	132	125	108	116	481
Net sales	$3,097	$3,338	$3,379	$3,347	$13,161

Comparable segment operating earnings
Beverage packaging, North and Central America	$200	$212	$215	$165	$792
Beverage packaging, EMEA	111	152	164	137	564
Beverage packaging, South America	67	50	77	121	315
Reportable segment comparable operating earnings	378	414	456	423	1,671
Other (a)	(26)	(12)	(16)	(46)	(100)
Comparable operating earnings	$352	$402	$440	$377	$1,571

Reconciling items, net (a)	$(123)	$(134)	$(49)	$(137)	$(443)

Earnings before taxes	$229	$268	$391	$240	$1,128

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of this section.

A summary of the effects of non-comparable items on after tax earnings is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except per share amounts)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Business consolidation and other activities	13	12	(78)	12	(41)
Intangible amortization	36	38	37	38	149
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Debt refinancing and other costs	—	—	—	19	19
Non-comparable tax items	(11)	(12)	(4)	(19)	(46)
(Gain) loss on Aerospace disposal	2	1	1	(1)	3
Comparable Net Earnings	$219	$251	$280	$245	$995
Comparable Diluted Earnings Per Share	$0.77	$0.90	$1.03	$0.91	$3.61

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

A summary of the effects of reconciling items on earnings before taxes is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Net earnings attributable to noncontrolling interests, net of tax	—	3	—	—	3
Discontinued operations, net of tax	2	—	1	(3)	—
Earnings from continuing operations	181	215	322	197	915
Equity in results of affiliates, net of tax	(5)	(8)	(7)	(7)	(27)
Tax provision (benefit)	53	61	76	50	240
Earnings before taxes	229	268	391	240	1,128
Reconciling items, net (a)	123	134	49	137	443
Comparable Operating Earnings	$352	$402	$440	$377	$1,571

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of this section.

Ball Corporation

Notes to the Condensed Financial Statements (Third Quarter 2026)

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Year Ended
	December 31,
($ in millions, except ratios)	2025

Net earnings attributable to Ball Corporation	$912
Net earnings attributable to noncontrolling interests, net of tax	3
Earnings from continuing operations	915
Equity in results of affiliates, net of tax	(27)
Tax provision (benefit)	240
Earnings before taxes	1,128
Reconciling items, net (a)	443
Comparable Operating Earnings	1,571
Depreciation and amortization	622
Intangible amortization	(149)
Comparable EBITDA	$2,044

Interest expense	$(314)

Total debt at period end	$7,012
Cash and cash equivalents	(1,212)
Net Debt	$5,800

Interest Coverage (Comparable EBITDA/Interest Expense)	6.51	x
Leverage (Net Debt/Comparable EBITDA)	2.83	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of this section.

A summary of reconciling items for the tables referenced above is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Business consolidation and other activities	13	12	(78)	12	(41)
Debt refinancing and other costs	—	—	—	19	19
Factoring fee expense	10	9	9	10	38
FX (gain) loss	(7)	(6)	(9)	(9)	(31)
Intangible amortization	36	38	37	38	149
Interest expense	70	81	85	78	314
Interest income	(7)	(5)	(8)	(10)	(30)
Stock-based compensation expense	8	10	5	3	26
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Other, net	—	(5)	5	—	—
Reconciling items, net	$123	$134	$49	$137	$443